UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2021, 220 Alhambra Properties LLC (“220 Alhambra”) a subsidiary of Amerant Bancorp Inc. (the “Company”) completed the previously announced sale of a certain lot or parcel of real estate including the Company’s approximately 177,000 square foot headquarters building in Coral Gables, Florida, located at 220 Alhambra Circle, Coral Gables, Florida 33134 (the “Property”).

In connection with the closing of the sale of the Property, 220 Alhambra entered into a Lease Agreement on December 15, 2021 with FNLI Audax LLC with respect to the Property (the “Lease”). The effective date of the Lease was December 15, 2021. The Lease is an 18-year triple net lease under which 220 Alhambra will pay insurance, real estate taxes, and maintenance and repair expenses. The initial base rent under the Lease is $7,500,000 per annum, payable in monthly installments of $625,000, and escalating 1.5% on January 1st, 2023 (the “Rent Escalation Date”) and subsequently 1.5% per year on each anniversary of the Rent Escalation Date. During the term of the Lease, 220 Alhambra will have the right to sublet the whole or any part of the Property.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary